UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):  November 21, 2015
Diebold, Incorporated

(Exact name of registrant as specified in its charter)

Ohio	1-4879	34-0183970

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5995 Mayfair Road, P.O. Box 3077, North Canton, Ohio		44720-8077

(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code: (330) 490-4000
Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On November 21, 2015, the board of directors of Diebold, Incorporated (the “Company”) resolved to amend the Amended and Restated Code of Regulations of the Company (the “Regulations”), effective immediately, by decreasing the size of the Board from not more than twelve (12) persons to not more than ten (10) persons. Specifically, the entire first paragraph of Section 1 of Article III of the Regulations is stricken in its entirety and replaced as follows:

Section 1 - Number, Election and Term of Office

Except as otherwise expressly provided in the Articles of Incorporation, the Board of Directors shall be composed of not more than ten (10) persons nor less than five (5) persons unless this number is changed by: (1) the shareholders in accordance with the law of Ohio, or (2) the vote of the majority of the Directors in office. The Directors may increase the number to not more than ten (10) persons and may decrease the number to not less than five (5) persons. Any Director’s office created by the Directors by reason of an increase in their number may be filled by action of a majority of the Directors in office.

Except as stated above, the Regulations are unchanged.

The foregoing is a summary of the material change introduced by the new Regulations. A copy of the Regulations of the Company, effective as of November 21, 2015, is included as Exhibit 3.1(ii) of this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit
Number	Description
3.1(ii)	Amended and Restated Code of Regulations of Diebold, Incorporated, effective as of November 21, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Diebold, Incorporated
November 23, 2015	By:	/s/ Jonathan B. Leiken
		Name:	Jonathan B. Leiken
		Title:	Senior Vice President, Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit
Number	Description
3.1(ii)	Amended and Restated Code of Regulations of Diebold, Incorporated, effective as of November 21, 2015.